EXHIBIT 10.1

STOCKHOLDER VOTING AGREEMENT

BY AND AMONG

PAN PACIFIC RETAIL PROPERTIES, INC.

AND

THE INDIVIDUALS LISTED ON

SCHEDULE I HERETO

Dated as of November 5, 2002

Execution Copy

STOCKHOLDER VOTING AGREEMENT

          This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of November 5, 2002, by and among Pan Pacific Retail Properties, Inc., a Maryland corporation (“Parent”), and the individuals listed on Schedule I hereto (each, a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

          WHEREAS, as of the date hereof, each Stockholder is an executive officer or director of Center Trust, Inc., a Maryland corporation (the “Company”);

          WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by any Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

          WHEREAS, Parent, MB Acquisition, Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”); and

          WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

          Section 1.1     Capitalized Terms.  For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Execution Copy

          Section 1.2     Other Definitions.  For purposes of this Agreement:

          (a)      “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          (b)      “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

          Section 2.1     Agreement to Vote the Subject Shares.  Each Stockholder, in its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the Company’s stockholders, however called, or in connection with any written consent of the of the Company’s stockholders, such Stockholder shall vote (or cause to be voted) its Subject Shares (x) in favor of the approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of any Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by Parent, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement):  (i) any Acquisition Proposal; and (ii) (A) any change in the persons who constitute the board of directors of the Company that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved); (B) except as permitted in the Merger Agreement, any change in the present capitalization of the Company or any amendment of the Company’s charter or bylaws; (C) any other material change in the Company’s corporate structure or business; or (D) any other action or proposal involving the Company or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.   Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.  Each Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement.

          Section 2.2      Grant of Irrevocable Proxy.  Each Stockholder hereby appoints Stuart A. Tanz or, in his absence, Joseph B. Tyson or such other designee as may be certified by Stuart A. Tanz, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Subject Shares in accordance with Section 2.1.  This proxy is given to

Execution Copy

secure the performance of the duties of each Stockholder under this Agreement.  The Stockholders shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business.  Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

          Section 2.3      Nature of Irrevocable Proxy.  The proxy and power of attorney granted pursuant to Section 2.2 by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder.  The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder.

ARTICLE III
COVENANTS

          Section 3.1      Generally.

          (a)      Each Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares, (ii) exercise any option or similar right to purchase any additional shares of Common Stock or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

          (b)      In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

          Section 3.2      Duties as Officers and Directors.  Notwithstanding any of the provisions of this Agreement, Stockholders are permitted to act in their respective capacities as directors and/or executive officers of the Company in accordance with their duties to the Company and its stockholders.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

          Each Stockholder hereby represents and warrants, jointly and severally, to Parent as follows:

          Section 4.1      Ownership of Shares.  As of the date hereof, such Stockholder is the record, beneficial and lawful owner of the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I and has the sole power to vote (or cause to be voted) such shares of Common Stock.  Except as set forth on Schedule I, neither such Stockholder nor

Execution Copy

any Affiliate of such Stockholder owns or holds any right to acquire any additional shares of any class of stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company.  Such Stockholder has good and valid title to the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

          Section 4.2      No Conflicts.  (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder and the consummation by any Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect such Stockholder’s ability to perform its obligations under this Agreement.

          Section 4.3      Reliance by Parent.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent hereby represents and warrants to the Stockholders as follows:

          Section 5.1      Due Organization, etc.  Parent is a company duly organized and validly existing under the laws of Maryland.  Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent has been duly authorized by all necessary action on the part of Parent.

          Section 5.2      Conflicts.  (a) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent and, except as provided in the Merger Agreement, for the consummation by Parent of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of Parent, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (iii) violate any applicable order, writ,

Execution Copy

injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Parent’s ability to perform its obligations under this Agreement.

          Section 5.3      Reliance by the Stockholders.  Parent understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Parent.

ARTICLE VI
TERMINATION

          Section 6.1      Termination.  This Agreement shall terminate, and neither Parent nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Parent and each Stockholder, (ii) the Effective Time and (iii) the date of termination of the Merger Agreement in accordance with its terms; provided, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement.  Notwithstanding the foregoing, Sections 7.4 through 7.14, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

          Section 7.1      Publication.  Each Stockholder hereby permits Parent to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the Securities and Exchange Commission) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

          Section 7.2      Affiliate Letters.  Each Stockholder agrees to execute an affiliate agreement, as soon as practicable after the date hereof, in substantially the form attached hereto as Exhibit A.

          Section 7.3      Further Actions.  Each of the parties hereto agrees that it will use its best efforts to do all things necessary to effectuate this Agreement.

          Section 7.4      Amendments, Waivers, etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          Section 7.5      Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by

Execution Copy

registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub:

Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California 92083
Attention: Stuart A. Tanz
Fax No.: (760) 727-1430

with an additional copy to:

Latham & Watkins
650 Town Center Drive
Costa Mesa, California 92626
Attention: William J. Cernius, Esq.
Fax No.: (714) 755-8290

If to any Stockholder, to such Stockholder at the address corresponding to such Stockholder’s name on Schedule I, with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California
Attention: Brian McCarthy, Esq.
Jonathan Friedman, Esq.
Fax No.: (213) 687-5600

          Section 7.6      Severability.  If any term or other provision of this agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party to this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          Section 7.7      Entire Agreement.  This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Execution Copy

          Section 7.8      Assignment.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Parent may assign and transfer its rights and obligations hereunder to any direct or indirect wholly subsidiary of Parent.

          Section 7.9      Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 7.10    Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

          Section 7.11    Governing Law and Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)      This Agreement shall be governed by and construed in accordance with, the laws of the State of California without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.  Each of the parties submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the County of Orange, California with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

          (b)      Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement or any of the other transactions contemplated hereby or thereby.

          Section 7.12    Specific Performance.  Each of the parties hereto acknowledges and agrees that the other parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

          Section 7.13    Headings.  The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 7.14    Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Execution Copy

          IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

PAN PACIFIC RETAIL PROPERTIES, INC.

By:	/s/ STUART A. TANZ

Stuart A. Tanz Chairman, President and Chief Executive Officer

STOCKHOLDERS

By:	/s/ EDWARD D. FOX, JR.

Edward D. Fox, Jr.

By:	/s/ STUART J.S. GULLAND

Stuart J.S. Gulland

By:	/s/ EDWARD A. STOKX

Edward A. Stokx

[Signature Page to Stockholder Voting Agreement]

Execution Copy

Schedule I

Stockholder Name	Address	Number of Shares of Common Stock

Edward D. Fox, Jr.		909,849
Stuart J.S. Gulland		182,297
Edward A. Stokx		3,871

Execution Copy